                                                                                                                         EXHIBIT 99.2

CBS / CNET Networks Overview

May 15, 2008

Cautionary Statement Concerning Forward-looking Statements

This communication contains forward-looking information relating to an agreement between CBS and CNET Networks, Inc.  All statements in this communication, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict which could cause actual outcomes and results to differ materially from these statements.  These risks, uncertainties and other factors include, among others: the satisfaction of conditions to completing the transaction contemplated by the agreement between CBS and CNET Networks; that the transaction may not be consummated on the proposed terms and schedule, if at all; the possibility that expected benefits may not materialize as expected; the effect of the transaction on the customers and suppliers of CNET Networks; changes in technology and its effect on competition in the industries in which CBS and CNET Networks operate; changes in applicable laws and regulations; other domestic and global economic, business, competitive and/or other regulatory factors affecting the respective businesses of CBS and CNET
Networks generally; and other factors described in the news releases and filings with the Securities and Exchange Commission including but not limited to the most recent Annual Report on Form 10-K filed by each of CBS and CNET Networks.  The forward-looking statements included in this communication are made only as of the date of this communication, and under section 27A of the Securities Act and section 21E of the Exchange Act, CBS and CNET Networks do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Important Additional Information

The tender offer to which this communication pertains has not commenced.  The information contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of CNET Networks.  At the time the tender offer is commenced, Ten Acquisition Corp.
and CBS intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and CNET Networks intends to file a Solicitation/Recommendation Statement on Schedule 14D-9
with respect to the tender offer.  CBS and CNET Networks intend to mail these documents to the stockholders of CNET Networks.  These documents will contain important information about the tender offer and stockholders of CNET Networks are urged to read them carefully when they become available.  Stockholders of CNET Networks will be able to obtain a free copy of these documents (when they become available) at www.cbs.com and www.cnet.com and the website maintained by the Securities and Exchange Commission at
http://www.sec.gov/.

cnet

cnet NEWS.com

TV.com

GAMESPOT www.gamespot.com

mp3.com

ZDNet.

BNET

TechRepublic

CHOW

UrbanBaby

CBS Interactive

CNET Networks’ Websites

Video coverage, product
reviews, price comparisons
and how-to guides

Social networking
community formed around
more than 16,000 TV series
since the 1940s

Business technology
information including
articles, and free software

Original food editorial with
recipes, and restaurant
reviews

24-hr news source for news,
features, and special reports
about technology

Gaming previews, reviews
and game downloads

White papers, case studies,
webcasts, and other
interactive content for
business managers

FindArticles, a library of 10
million articles, from +3,000
publishers

Resources for cosmopolitan
parents featuring guides,
newsletters, etc.

Song downloads, social
networking, artist
information, etc.

Leading community for  IT
professionals

Technology

Games / Entertainment

Business

Lifestyle

The Premiere Online Content Company

Source: Unduplicated estimated audience based on Comscore for US only, March 2008.

CBS to become a Top Ten internet company in the United States

54mm Unduplicated
Unique Users

Other Assets
(ecommerce)

News and
Information

Sports

Video Gaming

Entertainment

Music

CBS Internet Properties

CNET Networks Properties

Radio.com

Marketplace.com

Kids.com

Community.com

Chat.com

.com

UrbanBaby CHOW

PROPERTY MAP
CBS RADIO MARKETS:
CBS OUTDOOR MARKETS:
TELEVISION:
CBS Stations
The CW Stations
MyNetwork Station
Independent Stations
Duopolies
CBS Interactive

Current CBS Local Properties

Significant Reach with Local Brands

United Kingdom

Australia

Asia (Hong Kong, Malaysia,
Singapore)

Asia

China

China

Belgium & the Netherlands

Germany

India

Japan

Japan

Japan

Korea

Korea

Taiwan

France

CNET has 161 Million
Unique Users

CNET Networks Growing International Presence